EXHIBIT 8.1

                                      December 27, 2001

To the Addressees Listed
  on Schedule I Hereto

                  Re:  Morgan Stanley Dean Witter Capital I Inc. Trust 2001-NC4;
                        SERIES 2001-NC4
                        ---------------

Ladies and Gentlemen:

                  We have acted as special tax counsel to Morgan Stanley Dean Witter Capital I Inc. (the "DEPOSITOR") in connection with the issuance and delivery by the Morgan Stanley Dean Witter Capital I Inc. Trust 2001-NC4 (the "TRUST") of its Mortgage Pass-Through Certificates, Series 2001-NC4, Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1, Class X, Class P and Class R Certificates (collectively, the "CERTIFICATES"), pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2001 (the "POOLING AND SERVICING AGREEMENT") among the Depositor, NC Capital Corporation ("NCCC"), as responsible party, Ocwen Federal Bank FSB as servicer (the "SERVICER") and the Trustee. Terms capitalized herein and not otherwise defined herein shall have their respective meanings as set forth in the Pooling and Servicing Agreement.

                  As special tax counsel, we have examined such documents as we have deemed appropriate for the purposes of rendering the opinions set forth below including the following: (a) a Prospectus dated December 14, 2001 and a Prospectus Supplement dated December 27, 2001 (together the "Prospectus"), (b) an executed copy of the Pooling and Servicing Agreement and the exhibits attached thereto and (c) other documents and matters of fact and law as we deem necessary for the purposes of the opinions expressed below.

                  In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

                  Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These


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To the Addressees Listed
  on Schedule I Hereto
December 27, 2001
Page 2


authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of the special tax counsel is not binding on the courts or the Internal Revenue Service (the "IRS").

                  Based on the foregoing, and such investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

                      1. Assuming that (a) each of the two REMICs created under the Pooling and Servicing Agreement elects, as it has covenanted to do in the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" ("REMIC"), as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code") and (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, each REMIC will be treated as a REMIC.

                      2. Subject to the above, each of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1, Class X and Class P Certificates, each without the right to receive Basis Risk Payments, will be treated as a "regular interest" in the Upper Tier REMIC. The Class R-2 Interest will be treated as the "residual interest" in the Upper Tier REMIC. The Lower Tier REMIC Regular Interests will be treated as the "regular interests," and the Class R-1 Interest will be treated as the "residual interest" in the Lower Tier REMIC.

                      3. While the proper federal income tax treatment of the right to receive Basis Risk Payments is not clear, special tax counsel believes that the right to receive Basis Risk Payments should be treated as a notional principal contract.

                      4. The portion of the Trust that holds the Excess Reserve Account will not be an asset of either the Upper Tier REMIC or the Lower Tier REMIC, but will be treated as owned by the beneficial owner of the Class X Certificate.

                      5.  The  statements  under the  caption  "Certain  Federal
         Income  Tax   Consequences"  in  the  Confidential   Private  Placement
         Memorandum are accurate and complete in all material respects.

                  Our opinions contained herein are rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions contained herein after the date hereof.

                  We express no opinion on any matter not discussed in this letter. This opinion is rendered as of the Closing Date, for the sole benefit of each addressee, and no


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To the Addressees Listed
  on Schedule I Hereto
December 27, 2001
Page 3


other person or entity is entitled to rely hereon without our prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent.

                                                     Very truly yours



















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                                   SCHEDULE I

Morgan Stanley & Co. Incorporated      Morgan Stanley Dean Witter Capital I Inc.
1585 Broadway                          1585 Broadway
New York, New York 10036               New York, New York 10036

Blaylock & Partners, L.P.              Moody's Investors Service, Inc.
609 Fifth Avenue                       99 Church Street
New York, NY  10017                    New York, New York  10007

Utendahl Capital Partners, L.P.        Financial Security Assurance Inc.
30 Broad Street, 42nd Floor            350 Park Avenue
New York, NY  10004                    New York, New York 10022


Fitch Investors Service, L.P.          Standard & Poor's Rating Services
One State Street Plaza                 55 Water Street
New York, NY  10004                    New York, New York 10041

Ocwen Federal Bank FSB                 U.S. Bank, N.A.
1675 Palm Beach Lakes Blvd.            180 East Fifth Street
West Palm Beach, FL  33401             St. Paul, MN  55101